UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

FIRST BANCORP.

(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561822
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1519 Ponce de Leon Ave., P.O. Box 9146 San Juan, Puerto Rico		00908-0146
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (787) 729-8200

N/A

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 2, 2017, First BanCorp. (the “Corporation”), funds affiliated with Thomas H. Lee Partners, L.P. (“THL”), and funds managed by Oaktree Capital Management, L.P. (“Oaktree” and, together with THL, the “Selling Stockholders”) entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with Goldman, Sachs & Co. LLC, as the underwriter, with respect to the underwritten public offering of 20,000,000 shares of the common stock, $0.10 par value per share (the “Common Stock”) of the Corporation (23,000,000 shares of Common Stock if the underwriter exercises in full its option to purchase additional shares), to be sold by the Selling Stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 2, 2017, by and among the Corporation, the Selling Stockholders and Goldman, Sachs & Co. LLC, as the underwriter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCORP.

Date: August 4, 2017	/s/ Lawrence Odell
Lawrence Odell
EVP and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 2, 2017, by and among the Corporation, the Selling Stockholders and Goldman, Sachs & Co. LLC, as the underwriter